WAIVER AND NINTH AMENDMENT, dated as of April 4, 1996 (this "Waiver and Amendment"), to the Loan and Security Agreement, dated as of December 15, 1993 (as heretofore amended, supplemented or otherwise modified, the "Loan Agreement"), between BankAmerica Business Credit, Inc. (the "Lender") and Grossman's Inc. (the "Borrower").


                      W I T N E S S E T H :


     WHEREAS, the Lender and the Borrower are parties to the Loan
Agreement;

     WHEREAS, the Borrower has requested that the Lender amend the Loan Agreement in certain respects and waive compliance with certain provisions contained therein; and

     WHEREAS, the Lender is willing to agree to such amendment and waiver but only on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed thereto in the Loan Agreement.

     Section 2. Amendment of Loan Agreement. The Loan Agreement shall be, and upon the fulfillment of the conditions set forth in
Section 5 hereof is, amended as follows:

          2.1  Section 1.1 of the Loan Agreement (Defined Terms)
is hereby amended by:

          (a) adding the following definitions in the correct alphabetical order:

          "'Consulting Agreement' means the Real Estate Marketing Consulting Agreement to be entered into by Newco Subsidiary with a real estate consultant in substantially the form of the "Consulting Agreement" Exhibit attached to the form of Gordon Brothers Loan Agreement attached hereto as part of
     Exhibit I, as originally executed and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          'Gordon Brothers Documents' means, collectively, the Gordon Brothers Agency Agreement, the Gordon Brothers
     Security Agreement, the Gordon Brothers Loan Documents, the
     Master Lease and the Consulting Agreement.

          'Gordon Brothers Lender means Combined Investors,
     L.L.C., a Delaware limited liability company.

          'Gordon Brothers Loan Agreement' means the Loan Agreement between Gordon Brothers Lender and Newco Subsidiary in substantially the form set forth as part of
     Exhibit I hereto, as originally executed and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          'Gordon Brothers Loan Documents' means, collectively, the Gordon Brothers Loan Agreement, the Notes, the Security Instruments, the FF&E Commission Agreement and the Grossman's Agreement (as such terms are defined in the Gordon Brothers Loan Agreement) in substantially the forms set forth as part of Exhibit I hereto and the other documents and instruments executed in connection therewith, each as originally executed and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          'Master Lease' means the Master Lease between Newco Subsidiary and the Borrower in substantially the form of Exhibit J hereto, as originally executed and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          'Newco Subsidiary' means GRS Realty Company, Inc., a
     Delaware corporation and a direct wholly-owned Subsidiary of Newco Holdings.

          'Newco FF&E' means the Equipment of the Eastern
     Division of the Borrower to be transferred to Newco
     Subsidiary and intended to be sold pursuant to the FF&E
     Commision Agreement (as such term is defined in the Gordon
     Brothers Loan Agreement).

          'Newco Holdings' means GRS Holding Company, Inc., a
     Delaware corporation and a direct wholly-owned Subsidiary of the Borrower.

          'Newco Real Property' means the real property set forth on Exhibits A and B to the form of Gordon Brothers Loan
     Agreement attached hereto as part of Exhibit I hereto.

          'Newco Sale Property' means the real property set forth on Exhibit A to the form of Gordon Brothers Loan Agreement attached hereto as part of Exhibit I hereto.

          'Replacement Debenture Documents' means, collectively, the Tranche A Convertible Promissory Notes in the original aggregate principal amount of $3,000,000 and the Tranche B Promissory Note in the original principal amount of approximately $2,700,000, each by the Borrower and in substantially the forms of Exhibit K hereto and the other documents and instruments executed in connection therewith, each as originally executed and as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.

          (b) (i) deleting the word "and" at the end of clause (k) of the definition "Permitted Liens", (ii) deleting the period at the end of clause (l) of such definition and substituting ; and therefor and (iii) adding the following clause (m) to such definition:

          "(m) Liens by Newco Subsidiary in favor of the Gordon Brothers Lender granted under the Gordon Brothers Loan Documents on the interest of Newco Subsidiary in the Newco Real Property, the Newco FF&E and certain other assets of Newco Subsidiary and Liens by Newco Holdings in favor of the Gordon Brothers Lender granted under the Gordon Brothers Loan Documents on the capital stock of Newco Subsidiary, in each instance, securing solely the obligations of Newco Subsidiary and Newco Holdings, as the case may be, under the Gordon Brothers Loan Documents."

          (c) deleting the word "and" at the end of clause (i) in the definition "Restricted Investment", (ii) deleting the period at the end of clause (j) of such definition and substituting "; and" therefor and (iii) adding the following clause (k) to such definition:

          "(k) the investment by the Borrower in the capital stock of Newco Holdings and the investment by Newco Holdings in the capital stock of Newco Subsidiary, such investment by the Borrower to be limited solely to the contribution of the Newco Real Property and the Newco FF&E."

          2.2 Section 9.5 of the Loan Agreement (Mergers, Consolidations, Acquisitions, or Sales) is hereby amended by
(i) deleting the word "and" immediately before clause (viii) thereof and substituting a comma therefor and (ii) adding the following immediately before the period at the end of such section:

          ", (ix) the Borrower may contribute the Newco Real Property and Newco FF&E in connection with the transactions contemplated by the Gordon Brothers Loan Documents and
     (x) Newco Subsidiary may sell (1) the Newco Sale Property in accordance with the terms of the Consulting Agreement and
     (2) the Newco FF&E in accordance with the terms of the FF&E Commission Agreement (as such term is defined in the Gordon Brothers Loan Agreement) substantially in the form attached hereto as part of Exhibit I so long as, in each instance under such clauses (1) and (2), within 5 Business Days of receipt by Newco Subsidiary of any net cash proceeds thereof which Newco Subsidiary is entitled to retain (and which are not required by the Gordon Brothers Loan Documents to be applied to the payment of Newco Subsidiary's obligations thereunder), such net cash proceeds are dividended to the Borrower to be applied to the payment of the Obligations."

          2.3 Section 9.8 of the Loan Agreement (Guarantees) is hereby amended by (i) deleting the word "and" at the end of clause (e) thereof, (ii) deleting the period at the end of clause (f) thereof and substituting "; and" therefor and
(iii) adding the following clause (g) thereto:

         "(g) the guarantee by Newco Holdings of the obligations of Newco Subsidiary as provided by the Gordon Brothers Loan
     Documents."

          2.4 Section 9.9 of the Loan Agreement (Debt) is hereby amended by (i) deleting the word "and" at the end of clause (i) thereof, (ii) deleting the phrase Gordon Brothers Agency
Agreement. in clause (j) thereof and substituting therefor the phrase Gordon Brothers Document; and and (iii) adding the following clause (k) thereto:

          (k) Debt under the Replacement Debenture Documents, which Debt, together with the payment of $12,100,000 in cash from borrowings hereunder, shall replace the Debt under the Borrower's
14% debentures due January 1, 1996."

          2.5 Section 9.11 of the Loan Agreement (Transactions with Affiliates) is hereby amended by adding the following phrase immediately before the period at the end thereof:

          "and other than as contemplated by the Master Lease and Sections 9.5(vii), 9.6(a) and 9.8(g) hereof; provided, however, in no event shall (x) the aggregate payments by the Borrower under the Master Lease (other than payments by the Borrower for net operating costs, not constituting rent, which are paid by the Borrower directly to taxing authorities, insurance companies and other third parties with the exception of Newco Subsidiary, the Gordon Brothers Lender, Gordon Brothers and any affiliates thereof) exceed $2,500,000 and (y) the Borrower sell, transfer, lend or contribute to Newco Subsidiary or Newco Holdings any cash or other property other than the Newco Real Property, the Newco FF&E and lease payments under the Master Lease subject to the limitation in clause (x) above"

          2.6   Section 9.15 of the Loan Agreement (Sale and
Leaseback Transactions) is hereby amended by adding after the phrase "Sections 9.5(ii) or (iii)" the phrase ", the contribution and lease of stores contemplated by the Master Lease"

          2.7   Section 9.19 of the Loan Agreement (Operating
Lease Obligations) is hereby amended by adding the following sentence thereto.

               "Notwithstanding the foregoing and in
          addition to amounts permitted by the
          foregoing, the Borrower and Newco Subsidiary may enter into the Master Lease (the payments by the Borrower thereunder being limited as provided in Section 9.11 above).

          2.8 Section 9.26 of the Loan Agreement (Amendments) is deleted in its entirety and a new Section 9.26 shall be substituted therefor and reads as follows:

          "9.26 Amendments. The Borrower shall not (and shall not permit any of its Subsidiaries to) directly or indirectly amend, modify, supplement, waive compliance with, or assent to noncompliance with, any term or provision of any of the Gordon Brothers Documents or the Replacement Debenture Documents."

          2.9 Section 11.1 of the Loan Agreement (Events of Default) is hereby amended by (i) deleting the word "or" at the end of clause (p) thereof, (ii) deleting the period at the end of clause (q) thereof and substituting a semicolon therefor and
(iii) adding the following clauses (r) and (s) to such section:

               "(r) the Borrower shall have
               failed, during the continuance of
               an Event or Event of Default, to
               issue additional debentures or
               notes as payment (in lieu of cash)
               of interest under the Replacement
               Debenture Documents to the extent
               the Borrower is permitted to do so
               under such documents; or

               "(s) the Borrower shall pay greater
               than $2,500,000 in the aggregate
               under the Master Lease (other than
               payments by the Borrower for net
               operating costs, not constituting
               rent, which are paid by the
               Borrower directly to taxing
               authorities, insurance companies
               and other third parties with the
               exception of Newco Subsidiary, the
               Gordon Brothers Lender, Gordon
               Brothers and any affiliates
               thereof)."

          2.10 Schedule 8.5 to the Loan Agreement is hereby replaced with a new Schedule 8.5 which reads as set forth on
Exhibit 2.10 hereto.

          2.11 New Exhibits I, J and K to the Loan Agreement are added and read as set forth on Exhibit 2.11 hereto.

     Section 3. Representations and Warranties. To induce the Lender to enter into this Waiver and Amendment, the Borrower hereby represents and warrants to the Lender as follows, with the same effect as if such representations and warranties were set forth in the Loan Agreement:

          (a) Each of the Borrower, Newco Holdings and Newco Subsidiary, as the case may be, has the corporate power and authority to enter into this Waiver and Amendment, the Gordon Brothers Documents and the Replacement Debenture Documents to which it is a party and has taken or will take all corporate action required to authorize or ratify its execution and delivery of such agreements to which it is a party and, with respect to the Borrower, its performance of the Loan Agreement, as amended hereby (as so amended, the "Amended Agreement"). Each of this Waiver and Amendment, the Gordon Brothers Documents and the Replacement Debenture Documents has been duly executed and delivered by the Borrower, Newco Holdings and Newco Subsidiary, as the case may be, and each such agreement and the Amended Agreement constitutes the valid and binding obligation of the Borrower, Newco Holdings and Newco Subsidiary, as the case may be, enforceable against such Person in accordance with its terms. The execution, delivery and performance by the Borrower, Newco Holdings and Newco Subsidiary, as the case may be, of this Waiver and Amendment, the Gordon Brothers Documents, the Replacement Debenture Documents and the Amended Agreement will not violate the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or any agreement or legal requirement binding on the Borrower or any of its Subsidiaries.

          (b) On the date hereof and after giving effect to the terms of this Waiver and Amendment, (i) the Loan Agreement and the other Loan Documents are in full force and effect and constitute the Borrower's binding obligations, enforceable against the Borrower in accordance with their respective terms;
(ii) no Event or Event of Default has occurred and is continuing; and (iii) the Borrower does not have any defense to or setoff, counterclaim or claim against payment of the Obligations and enforcement of the Loan Documents based upon a fact or circumstance existing or occurring on or prior to the date hereof.

          (c) The transfer by Newco Subsidiary to Newco Holdings and of Newco Holdings to the Borrower of proceeds of the loans made under the Gordon Brothers Loan Documents constitute dividends (and not loans) by the respective transferor to the respective transferee. The payment of such dividends will not violate the certificate of incorporation or by-laws of the Borrower or any of its Subsidiaries or any agreement or legal requirement (including, without limitation, corporate laws) binding on the Borrower or any of its Subsidiaries.

     Section 4. Waiver and Agreement. Subject to fulfillment of the conditions set forth in Section 5 hereof, the Lender hereby waives compliance with any requirement in any Loan Document that the Borrower pledge or cause to be pledged to the Lender the capital stock of Newco Subsidiary or Newco Holdings. The Borrower agrees that it shall not pledge, encumber, sell, assign, transfer or otherwise dispose of any capital stock of Newco Holdings. The failure of the Borrower to comply with the immediately preceding sentence shall constitute an Event of Default.

     Section 5. Effectiveness. This Waiver and Amendment shall be effective upon fulfillment of the following conditions:

          (a) the receipt by the Lender of a counterpart hereof duly executed by the Borrower;

          (b) the receipt by the Lender of a Landlord Waiver duly executed by Newco Subsidiary and of a Mortgagee Waiver duly executed by Combined Investors, L.L.C., each in form and substance satisfactory to the Lender;

          (c) the receipt by the Lender of (x) a legal opinion from Messrs. Ropes & Gray, counsel to the Borrower and its Subsidiaries, in form and substance satisfactory to the Lender and its counsel and (y) reliance letters, in the form and substance satisfactory to the Lender and its counsel, addressed to the Lender allowing the Lender to rely on any opinions delivered by counsel to the Borrower or any of its Subsidiaries in connection with the Gordon Brothers Documents or Replacement Debenture Documents; and

          (d)  immediately after giving effect to the
effectiveness of this Waiver and Amendment and the consummation of the transactions contemplated hereby and by the Gordon Brothers Documents and Replacement Debenture Documents, there shall exist no Event, Event of Default or event of default under any of the Gordon Brothers Documents or Replacement Debenture Documents.

     Section 6. Dividend of Funds From Newco Subsidiary. In addition to any monies to be dividended by Newco Subsidiary as provided in Section 9.5(x) of the Loan Agreement as amended hereby, the Borrower shall cause Newco Subsidiary to promptly dividend to Newco Holdings (and Newco Holdings to promptly dividend to the Borrower) all monies received and to be retained by Newco Subsidiary which are not required to be applied to the payment of Newco Subsidiary's obligations under the Gordon Brothers Loan Documents and which are permitted by Section 4.7 of the Gordon Brothers Loan Agreement to be so dividended by Newco Subsidiary. All such monies received by the Borrower shall be promptly remitted to the Lender to be applied to the payment of the Obligations. The failure of the Borrower to comply with this
Section 6 shall constitute an Event of Default.

     Section 7. Payments Under Master Lease. The Borrower agrees that, in addition to any other conditions precedent for the making of any financial accommodations under the Loan Agreement, it shall be a condition precedent that the Borrower shall not have paid greater than $2,500,000 in the aggregate under the Master Lease (as such term is defined in Section 2.2(a) hereof) (other than payments by the Borrower for net operating costs, not constituting rent, which are paid by the Borrower directly to taxing authorities, insurance companies and other third parties with the exception of Newco Subsidiary, the Gordon Brothers Lender, Gordon Brothers and any affiliates thereof).

     Section 8. Limited Effect. This Waiver and Amendment shall be limited solely to the matters expressly set forth herein and shall not (a) constitute an amendment or waiver of any other term or condition of the Loan Agreement or of any instrument or agreement referred to therein or (b) prejudice any right or rights which the Lender may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein. Except as expressly waived or amended hereby, all of the covenants and provisions of the Loan Agreement are and shall continue to be in full force and effect.

     Section 9.  GOVERNING LAW.  THIS WAIVER AND AMENDMENT SHALL
BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH,
THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Section 10. Counterparts. This Waiver and Amendment may be executed by the parties hereto in any number of separate counterparts, each of which shall be an original, and all of which taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                              BANKAMERICA BUSINESS CREDIT, INC.


                              By:  ____________________________
                                   Name:
                                   Title:


                              GROSSMAN'S INC.


                              By:  ____________________________
                                   Name:
                                   Title:


              Exhibit 2.10

                [Schedule 8.5 to Loan Agreement]


              Exhibit 2.11

             [Exhibits I, J and K to Loan Agreement]